EXHIBIT 10.50

LEASE CONTENTS

1.  PARTIES
2.  PREMISES LEASED
3.  TERM OF LEASE
4.  POSSESSION
5.  RENT
6.  SECURITY DEPOSIT
7.  USES OF PREMISED
8.  COMPLIANCE WITH LAW
9.  CONDITION OF PREMISES
10. INSURANCE
11. INDEMNITY
12 .EXEMPTION OF LESSOR FROM LIABILITY
13. LESSOR'S OBLIGAIONS
14. LESSEE'S OBLIGATIONS
15. SURRENDER OF PREMISES
16. ALTERATIONS AND TENANT IMPROVEMENTS
17. TRADE FIXTURES
18. LIENS
19. UTILITIES
20. TAXES
21. LESSOR'S RIGHT OF ENTRY
22. CONDEMNATION
23. ASSIGNMENT AND SUBLEASES
24. SUBORDINATION OF LEASE
25. LESSEE'S BANKRUPTCY
26. LESSEE'S BREACH
27. LESSOR'S LIEN
28. PARTIAL AND TOTAL DESTRUCTION
29. CANCELLATION OF INSURANCE; INCRESE OFINSURANCERATES
30. SURRENDER
31. ATTORNEY'S FEES
32. NOTICE TO LESSEE
33. NOTICE TO LESSOR
34. WAIVER
35. HOLDING OVER
36. LATE CHARGES
37. INTEGRATED AGREEMENT; MODIFICATION
38. HAZARDOUS MATERIALS
39. OPTION TO RENEW
40. CONFIDENTIALITY
41. PROVISIONS ARE COVENANTS AND CONDITIONS
42. SIGNS
43. FLOODING
44. PREMISES
45. POSESSION
46. OBSTRUCTION
47. AGREEMENT WITH THE CITY OF SAN ANSELMO
48. SUCCESSORS

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1.            PARTIES.  This Lease, dated for reference purposes only June 5, 2014,   (hereafter referred to as "Lease"), is made by and between Four Kays, (hereafter referred to as "Lessor"), and Touchpoint, Inc., (hereafter referred to as "Lessee").

2.            PREMISES LEASED.  Lessor hereby leases to Lessee and Lessee leases from Lessor, for the term, at the rental and upon all of the conditions set forth herein, a portion of the building commonly known as 249 Sir Francis Drake Blvd. located at 249 Sir Francis Drake Blvd., San Anselmo, County of Marin, California, consisting of approximately 370 square feet.

3.            TERM OF LEASE.  The term of this Lease shall be for a period of Two (2) years and Two (2) months commencing on July 1, 2014 and terminating on August 31, 2016.

4.            POSSESSION. Lessee shall be entitled to take possession July 1, 2014 after execution of this Lease.

5.            RENT.  Lessee shall pay as rent for the Premises the rent amount set forth below, commencing 0 days after this Lease is signed by Lessee, and continuing on the first day of each and every month during the term of this Lease. Rent shall be payable to Four Kays, in care of John Kaufman, whose address is:  2 Magnolia Ave., San Anselmo, CA.

5.1          Minimum Monthly Rent.  Lessee shall pay to Lessor as minimum monthly rent without deductions, set-off, prior notice or demand, the  sum of $840.  The minimum monthly rent shall be subject to an annual cost of living adjustment. The minimum monthly rent provided for in this subparagraph 5.1 shall be subject to an adjustment as of the first day of July of each year of the term commencing July 1, 2015 and each July 1 thereafter as follows:

5.2            The base for computing the adjustment is the All Urban Consumer Price Index (1984 equals 100) for the San Francisco Bay Area published by the United States Department of Labor, Bureau of Labor Statistics (Index) which was published for July, 2014 (Beginning Index). If the Index published for July the following year, (Extension Index) has increased over the Beginning Index, the minimum monthly rent for the following year commencing in July until the next adjustment shall be set by multiplying the minimum monthly rent set forth in subparagraph (5.1) above by a fraction, the numerator of which is the Extension Index and the denominator which is the Beginning Index.  In no case shall the minimum monthly rent be less than the minimum monthly rent set forth in subparagraph (5.1) above.  Prior to each July, Lessor shall notify Lessee in writing of the new adjusted minimum monthly rent, however, if the CPI information is not available by July of each year, Lessor shall use the most recently available CPI information.

If the Index is changed so that the base year differs from that used as of July 2014, the Index shall be converted in accordance with the conversion factor published by

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the United States Department of Labor, Bureau of Labor Statistics.  If the Index is discontinued or revised during the term such other government index or computation with which it is replaces shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

5.3            Monthly rent payable during any option year shall be payable as determined in Paragraph 39.

5.4            Monthly rent is due on the first day of each month and shall be considered late if received or if postmarked (if payment is made by U. S. Mail) after the fifth (5th) day of each month, and SHALL BE SUBJECT TO A LATE FEE EQUAL TO TEN PERCENT (10%) OF THE AMOUNT DUE (see Paragraph 36).  ______ (Lessee initials)

6.            SECURITY DEPOSIT.

6.1            Upon execution of this Lease, Lessee shall deposit with Lessor the sum of $1,680.00, as security for the faithful performance of the Lease for all the terms, covenants and conditions of this Lease, to be kept and performed by Lessee during the term hereof.  If at any time during the term of this Lease any of the rent herein required shall be overdue and unpaid, then the Lessor may, at Lessor's option, appropriate and apply any portion of said deposit to the payment of any such overdue rent or other sum.  In the event of the failure of Lessee to keep and perform all of the terms, covenants and conditions of this Lease to be kept and performed by Lessee, then at the option of Lessor said Lessor may appropriate and apply so much of said deposit as may be necessary to compensate Lessor for all loss or damage sustained or suffered by Lessor due to such breach on the part of the Lessee.  Should the entire deposit, or any portion thereof, be so apportioned and applied by Lessor for the payment of overdue rent or other sums due and payable to Lessor by Lessee hereunder, then Lessee shall, upon written demand of Lessor, forthwith remit to Lessor a sufficient amount in cash to restore said security to the original security deposit.  Lessee's failure to do so within thirty (30) days after receipt of such demand shall constitute a breach of this Lease.  Should Lessee comply with all of the terms, covenants and conditions, and promptly pay all of the rental herein provided for, as the same falls due, and all other sums payable by Lessee to Lessor, said security deposit shall be repaid to Lessee upon termination of this Lease or any extension thereof.

6.2            Lessor shall not be required to pay Lessee interest on the security deposit, nor shall Lessor be required to place the deposit in a trustee account.

7.  USE OF PREMISES.

7.1 Lessee agrees to use and occupy the premises during the term hereof for the purpose of office and conference, storage and packaging and for no other purpose whatever without the written consent of Lessor. Lessee shall not use, or permit said premises, or any part thereof, to be used, for any purpose or purposes other than the purpose or purposes for which the said premises are hereby leased, and no use shall be

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 made or permitted to be made of the said premises, or acts done, which will increase the rate of insurance upon the building in which said premises may be located over the standard rate of insurance prevailing in the area in which the premises are located, or cause a cancellation of any part thereof, or make it impossible for Lessor to obtain an insurance policy covering said building or any part thereof.

7.2               Lessee shall at all times conduct business in the Premises under the name Touchpoint Inc.. Lessee acknowledges that Lessor may grant to other tenants in the Building, and may grant to additional tenants in the Building, exclusive rights to conduct certain businesses and sell certain products.  Accordingly, the permissible use set forth in this paragraph is not to be expanded except with Lessor's specific written consent, which consent Lessor will grant or deny in its sole discretion after giving consideration as such factors, by example and without limitation, tenant mix, types of products available in the Building, type of lease, and impact of use on other tenants.  Lessee shall not, without the prior express written consent of Lessor, conduct on or from the Premises any activity or other business for which Lessor may from time to time grant exclusive rights to other tenants in the Building provided Lessee is given written notice thereof and such exclusive rights are not inconsistent with the specific permissible use set forth in this paragraph.

7.3              In no event shall Lessor be liable to Lessee for monetary damages or for any other form of compensation in the event an existing or future tenant in the building conducts business activities similar to or in competition with Lessee.

8.            COMPLIANCE WITH LAW.  Lessee shall, at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements (including ADA requirements) in effect during the term or any part of the term hereof regulating the use by Lessee of the Premises.  Lessee shall not use or permit the use of the Premises in any manner that will tend to create waste or nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall tend to disturb such other tenants.

9.            CONDITION OF PREMISES.  Upon taking possession of the Premises, Lessee acknowledges that the Premises are in good condition, and are in compliance with all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any Exhibits attached hereto.  Lessee shall be responsible for all tenant improvements in order to make the Premises suitable for Lessee's use.  Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the suitability of the Premises for the conduct of Lessee's business.

10. INSURANCE

10.1  Landlord shall maintain, as a part of Operating Expenses, fire and extended coverage insurance on the Building in an amount equal to the full replacement cost of the Building, subject to such deductibles as Landlord may determine.  Landlord

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shall not be obligated to insure, and shall not assume any liability of risk of loss for, any of Tenant's furniture, equipment, machinery, goods, supplies, improvements or alterations upon the Premises. Such insurance shall be maintained with an insurance company selected, and in amounts desired, by Landlord or Landlord's mortgagee, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the holder of any mortgage or deed of trust which may now or hereafter encumber the Building. Landlord shall also maintain, as a part of Operating Expenses, commercial general liability insurance in an amount not less than $1,000,000.00 per occurrence and $2,000,000.00 general aggregate, with an insurance company selected by Landlord. Additionally Landlord may maintain such additional insurance, including, without limitation, earthquake insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. The cost of all such additional insurance shall also be part of the Operating Expenses. Any or all of Landlord's insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties or by Landlord or any affiliate of Landlord's program of self insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.

10.2 Tenant, at its own expense, shall maintain with licensed insurers authorized to do business in the State of California and which are rated A- and have a financial size category of at least VIII in the most recent Best's Key Rating Guide, or any successor thereto (or if there is none, an organization having a national reputation), (a) commercial general liability insurance, including Broad Form Property Damage and Contractual Liability with the following minimum limits:  General Aggregate $1,000,000.00; Products/Completed Operations Aggregate $1,000,000.00; Each Occurrence $1,000,000.00; Personal and Advertising Injury $1,000,000.00; Medical Payments $5,000.00 per person, (b) Workers' Compensation with statutory limits; (c) Employer's Liability insurance with the following limits:  Bodily injury by disease per person $1,000,000.00; Bodily injury by accident policy limit $1,000,000.00; Bodily injury by disease policy limit $1,000,000.00; (d) property insurance on special causes of loss insurance form covering any and all personal property of Tenant including but not limited to alterations, improvements, betterments, furniture, fixtures and equipment in an amount not less than their full replacement cost, with a deductible not to exceed $5,000.00; and at all times during the Term, such insurance shall be maintained, and Tenant shall cause a current and valid certificate of such policies to be deposited with Landlord.  If Tenant fails to have a current and valid certificate of such policies on deposit with Landlord at all times during the Term and such failure is not cured within three (3) business days following Tenant's receipt of notice thereof from Landlord, Landlord shall have the right, but not the obligation, to obtain such an insurance policy, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance within ten (10) days after Tenant's receipt of Landlord's request for payment thereof.  Said policy of liability insurance shall name Landlord, Landlord's managing agent and Tenant as the insureds and shall be noncancellable with respect to Landlord except after thirty (30) days' written notice from the insurer to Landlord.

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10.3  Tenant shall adjust annually the amount of coverage established in Paragraph 10.2 hereof to such amount as in Landlord's reasonable opinion, adequately protects Landlord's interest; provided the same is consistent with the amount of coverage customarily required of comparable tenants in Comparable Buildings.

10.4 Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to or at the Premises or the Building or any personal property of such party therein or thereon by reason of fire, the elements, or any other cause which would be insured against under the terms of (i) fire and extended coverage insurance or (ii) the liability insurance referred to in Paragraph 10.2, to the extent of such insurance, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees.  Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties with respect thereto.  This waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver is prohibited by the laws and insurance regulations of the State of California.  The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows:  "This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein, " and shall provide that such party's insurer waives any right of recovery against the other party in connection with any such loss or damage.

In the event Tenant's occupancy or conduct of business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Rent within ten (10) days after bills for such additional premiums shall be rendered by Landlord.  In determining whether increased premiums are a result of Tenant's use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate.  Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

10.5  Lessor will carry a flood insurance policy that covers flood damage to the premises which are normally the responsibility of the tenant (Paragraph 14).  Carpets are a tenant responsibility in a flood as is all tenant property, installed and not. In case of a flood, tenant shall immediately clear the premises of any tenant property needed to access repairs.

11.            INDEMNITY.  Lessee shall indemnify, defend and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or thing done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and

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hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of Lessee, or any of Lessee's agents, contractors or employees and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought  against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense by counsel satisfactory to Lessor.  Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

12.            EXEMPTION OF LESSOR FROM LIABILITY.  Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damage to goods, ware and merchandise and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time and Lessee will hold Lessor exempt and harmless for any damage or injury to any person or to the goods, wares and merchandise and all other personal property of any person arising from the use of the Premises by Lessee or from the failure of Lessee to keep the Premises in good condition and repair as herein provided.

13.            LESSOR'S OBLIGATIONS.  Except as otherwise provided in this Lease,   Lessor shall keep in good order, condition and repair the foundations, exterior walls (excluding the interior surface of exterior walls and excluding all windows, doors, plate glass and show cases), and plumbing systems, and the roof of the Premises.  However, Lessor shall not be responsible for maintenance if the defect or repair is caused by the negligence of Lessee or Lessee's invitees.  Lessor shall not be responsible to Lessee or any other party whatsoever for any damage or injury caused by Lessor's failure to keep or maintain the foregoing in good repair unless Lessee shall forthwith give Lessor written notice of the need to repair said portions of said Premises and then only if Lessor fails to make said repairs within a reasonable time after receiving written notice.

14.            LESSEE'S OBLIGATIONS.  Lessee, at Lessee's sole cost and expense shall repair and maintain the interior portion of the Premises, whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonable or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such potion of the Premises, (except those portions which Lessor agrees to maintain as set forth in paragraph 13 above) together with the appurtenances thereto, including but not limited to all glass, glazing, skylights, signs, painting and/or decorating of interior walls and partitions, doors,   and electrical system, and all interior building appliances, lighting fixtures, ceilings, floors (including carpeting) and agrees to keep the same in a good, safe and sanitary condition.  Lessee hereby waives all right to make repairs at the expense of Lessor as provided in §1941 and 1942 of the California Civil Code and Lessee waives any rights which Lessee may have under said sections.

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14.1            The foregoing notwithstanding, Lessee will not be responsible for any plumbing or sewage facilities that may be embedded in concrete or underground excepting where such repairs are required by reason of Lessee's neglect or Lessee's operation.

14.2            Lessee shall not have the right to place, construct, inscribe or paint on the Premises, including the exterior walls and roof of the building, any sign, without the prior written consent of Lessor first had and obtained.

14.3            Lessee shall not allow refuse, garbage or trash to accumulate outside the Premises, sidewalks, and common areas adjacent to the Premises.

15.            SURRENDER OF PREMISES.  Lessee agrees that upon the last day of the term hereof or upon sooner termination of this Lease to surrender said Premises and said appurtenances to Lessor in the same condition as received by Lessee, ordinary wear and tear excepted.

16.            ALTERATIONS AND TENANT IMRPOVEMENTS.

16.1            Lessee shall not make nor permit to be made any repairs, alterations, modifications, additions, utility installations (including power panels) in or about said Premises without the prior written consent of Lessor.  Any repairs, modifications, additions, alterations or utility installations, including power panels, made by Lessee in or about said Premises, except movable furniture and trade fixtures, shall become a part of the realty and belong to Lessor unless otherwise agreed to in writing by the parties. Carpeting installed on any surface is part of the realty and belongs to the Lessor.  Any such approved repairs, modifications, alterations, additions or utility installations shall be made at Lessee's expense.

16.2            As a material part of the consideration for this Lease, Lessee hereby covenants and agrees that Lessee, at Lessee's sole cost and expense, and without any cost or liability to Lessor, may remodel, renovate, and refurbish the interior of the Premises pursuant to plans and specifications to be provided to Lessor for Lessor's approval, such approval not to be unreasonably withheld.  All work shall be done in accordance with the approved plans and specifications, and all applicable building and zoning codes, ordinances, and regulations.

16.3            Lessee accepts and takes possession of the Premises in their present "As Is" condition and shall be solely responsible for making all improvements required for Lessee's use and occupancy.  For any improvements to be made by Lessee, during the term of this Lease, Lessee shall prepare and submit to Lessor for approval preliminary plans and specifications prepared by licensed space planners, architects, or engineers in forms suitable for obtaining building permits, covering construction work to be performed in the Premises by Lessee.  Lessor shall have a period of five (5) business days after delivery to Lessor of such plans and specifications in which to approve or disapprove the plans and specifications.  If Lessor fails to respond to Lessee within such time period,

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Lessor shall be deemed to have approved the plans and specifications.  In the event any corrections are required by Lessor, Lessee shall promptly revise or correct the plans and/or specifications and shall submit such revisions or corrections to Lessor.  Approval will be evidenced by endorsement to that effect on a set of the working plans and specifications.  Lessor may refuse approval of Lessee's preliminary plans and specifications if Lessor shall determine that said plans and specifications do not conform to the high standards of design, motif, and décor adopted by Lessor and by other tenants in the Building.  All improvements to be completed by Lessee shall be completed by and pursuant to the plans and specifications approved by Lessor and prepared by space planners, architects, or engineers in forms suitable for obtaining buildings permits prior to the commencement of any work.  Lessee shall give Lessor ten (10) days notice prior to commencing any construction of improvements in order to allow Lessor the opportunity to record and post a Notice of Non-Responsibility.

16.4                          Lessee shall be solely responsible for and shall promptly pay all costs of designing, constructing, and installing Lessee's improvements.  "Improvements" and/or "tenant improvements" as used in this paragraph 16 shall include, without limitation, the renovation and repair of the existing construction, the installation of interior walls, partitions, floor coverings, counters, lighting fixtures, electrical and plumbing fixtures and modifications, exterior painting and modification, including permit fees, labor, materials, construction supplies, sub-contracts, and sewer and water connection fees (if any) for the Premises.  Lessee shall arrange, contract for, and supervise the construction and installation of Lessee improvements.  Lessee shall provide Lessor with a copy of the final notice of completion and/or final inspection.

17.            TRADE FIXTURES.  All trade fixtures, together with movable furniture may, at the end of this Lease, be moved from said Premises at Lessee's expense provided that Lessee shall pay such damage forthwith upon demand by the Lessor.  As to removal of trade fixtures, Lessor may require Lessee, at Lessee's expense, to restore said Premises to their condition as of the date of the execution of this Lease, reasonable wear and tear excepted.

18.            LIENS.  Lessee shall keep said Premises free of mechanic's or materialmen's judgments and all tax liens arising out of work done for or debts or taxes incurred by Lessee.  If Lessor discharges any such lien, Lessee agrees to save Lessor harmless therefrom and to pay Lessor the cost of discharging such lien with interest at ten (10) percent per annum from the date Lessor discharges such lien, together with Lessor's costs and reasonable attorneys' fees in connection with the settlement, trial or appeal of any such lien matter, payable with the next installment of rent due.

19.      UTILITIES.   Lessee, from the time it first enters the premises for the purpose of setting fixtures, or from the commencement of the term of this Lease, whichever date shall first occur, and throughout the term of this Lease, shall pay for gas, heat, light, power, telephone service and all other services supplied to or consumed in or on the leased premises. Lessee pays 0% of  ELECTRIC bill shared with  Marin

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Coffee Roasters or Four Kays unless a sub-meter is installed in which case Lessee shall pay their proportional use of the shared bill.

20.            TAXES.

20.1            Personal Property Taxes.  Lessee shall be liable for all taxes levied against personal property and trade fixtures on or about the demised Premises, including, but without prejudice to the generality of the foregoing, shelves, counters, vaults, vault doors, wall safes, partitions, fixtures, machinery, equipment and atmospheric coolers and if any such taxes on Lessee's personal property or trade fixtures are levied against Lessor or Lessor's property, and if Lessor pays the same, which Lessor shall have the right to do regardless of the validity of such levy, or if the assessed value of Lessor's Premises is increased by the inclusion therein of a value placed on such property of Lessee and if Lessor pays the taxes based on such increased assessment, which Lessor shall have the right to do, regardless of the validity thereof, Lessee, upon demand shall, as the case may be, repay to Lessor the taxes so levied against Lessor, or the proportion of such taxes resulting from such increase in the assessment.

20.2 There is no 20.2

21.            LESSOR'S RIGHT OF ENTRY.  Lessee agrees that Lessor and Lessor's agents may enter into and upon the Premises at reasonable times for the purpose of inspecting the same and to show said Premises to prospective purchasers or for the purpose of maintaining the building in which said Premises are situated or for the purpose of making repairs, alterations or additions or utility installations to any other part of said building, including the erection and maintenance of such scaffolding, ladders, fences and props as may be required or for the purpose of posting notices of non-liability for alterations, additions, repairs or utility installations or for the purpose of placing upon the property in which said Premises are located any ordinary "For Sale" signs without any rebate of rent or liability to Lessee for damage or interference with the quiet enjoyment of said Premises; Lessee shall permit Lessor within sixty (60) days prior to the expiration of this Lease to place upon the Premises ordinary "For Lease" signs, and to show said Premises to prospective Lessees during reasonable business hours.

22.            CONDEMNATION.  As used herein, the word "condemned" is coextensive with the phrase "right of eminent domain," i.e., the right of people or government to take property for government use and shall include the intention to condemn expressed in writing as well as the filing of any action or proceeding for condemnation.

22.1            In the event that any action or proceeding is commenced for the condemnation, in exercise of the right of eminent domain, of the demised Premises or if Lessor is advised in writing by any government (federal, state or municipal) or any agency or department or bureau thereof, or any entity or body having the right or power of condemnation, of its intention to condemn said demised Premises at the time thereof, or if the demised Premises or any part or section thereof be condemned through such action, then and in any of said events:

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22.1.1  The term of this Lease shall continue under the terms and conditions herein specified until such time as the condemnor actually takes possession of the demised Premises, or gives either Lessor or Lessee thirty (30) days' written notice of intention to take such possession.

22.1.2  Lessor may, without any obligation or liability to Lessee and without affecting the validity and existence of this Lease other than as hereafter expressly provided, agree to sell and/or convey to the condemnor, without first requiring that any action or proceeding be instituted, or, if such action or proceeding shall have been instituted, without requiring any trial or hearing thereof, the Lessor is expressly empowered to stipulate to judgment therein that the demised Premises sought by the condemnor is free from this Lease and the rights of Lessee, excepting only as hereinafter in paragraph 22.1.3 provided.

22.1.3  Lessee shall have no claim against Lessor nor be entitled to any part of portion of the amount that may be paid or awarded as a result of the sale, for the reasons as aforesaid, or condemnation of the demised Premises, Lessee hereby assigning, transferring and setting over unto Lessor its interest, of any, which Lessee would but for this provision have in, to, upon or against the demised Premises, or the amount agreed to be paid and/or awarded and paid to Lessor, excepting only that Lessee shall be entitled to seek to recover against the condemnor, and Lessor shall have no claim therefor or thereto in the following:

22.1.3.1  Lessee's trade fixtures and any removable structures and improvements erected and made by Lessee to or upon the demised Premises which Lessee is or shall be entitled to remove upon the expiration of the term of this Lease.

22.1.3.2  Costs of removing Lessee's business from the demised Premises to a new location.

22.2            Each party waives the provision of CCP §1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

23.            ASSIGNMENT AND SUBLEASES.  Lessee shall not assign this Lease or any interest therein and shall not sublet said Premises or any part thereof or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Lessee excepted) to occupy or use said Premises, or any portion thereof, without the prior written consent of Lessor first had and obtained and a consent to one assignment, subletting or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting or use by another person, or to release Lessee from any liability hereunder.  Any such assignment or subletting without such consent shall be void, and shall not alter the primary liability of Lessee under this Lease.  This Lease shall not, nor shall any interest therein be assignable as to the Lessee's interest by operation of law, assignment for the benefit of creditors, voluntary or involuntary bankruptcy or

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reorganization or otherwise, without the prior written consent of Lessor.

23.1            Lessor shall not arbitrarily withhold its consent if: (1) the proposed assignment or sublease is to a financially responsible person or concern; (2) the proposed assignee has the requisite business experience required to operate the business to be conducted on the Premises; (3) the use of the Premises by the proposed assignee is compatible with the other tenants in the building of which the Premises are a part; and (4) the use of the Premises by the proposed assignee shall not require substantial structural changes to the Premises; and (5) Lessee shall guarantee any such assignment or subletting.  All rents received by Lessee from its subtenants in excess of rent payable by Lessee to Lessor under this Lease shall be paid to Lessor, or any sums to be paid by an assignee to Lessee in consideration of the assignment of this Lease shall be paid to Lessor.

23.2            If Lessee requests Lessor to consent to a proposed assignment or subletting, Lessee shall pay to Lessor, whether or not consent is ultimately given, Lessor's reasonable attorneys' fees incurred in connection with each such request.

23.3            As an express condition of Lessor's consent to a subletting of the Premises, Lessee agrees that the monthly rental may be adjusted to reflect fair market value rent as of the date of the subletting.  In the event Lessee and Lessor do not agree as to what constitutes the fair market rental value as of the date of subletting, the fair market rental value shall be determined as provided in paragraph 39.

After the monthly rent for the extended term has been set, the appraisers shall immediately notify the parties.  If Lessee objects to the monthly rent that has been set, Lessee shall have the right to have this Lease expire at the end of the term, provided that Lessee pays all the costs in connection with the appraisal procedure that set the monthly rent.  Lessee's election to allow this Lease to expire at the end of the term must be exercised within ten (10) days after receipt of notice from the appraisers of the monthly rent for the extended term.

24.            SUBORDINATION OF LEASE.  Lessee agrees that Lessor may hypothecate, pledge or transfer this Lease for any lawful purpose.  This Lease is subject to any mortgages, trust deeds or other liens which are or may be against said Premises or the building in which said Premises are located.  Lessee agrees that Lessee shall, upon request, execute such documents as may be necessary to make the rights given to Lessee hereunder subordinate to any such mortgages, deeds of trust, or other liens now against said Premises or the building in which said Premises are located.  If Lessor fails to pay any part or all taxes against said real property or installments on any mortgage or trust deed against said real property which will interfere with Lessee's right to possession, Lessee may pay the same and deduct the amount paid from the next rent due.  In order that Lessor may obtain a loan against said Premises, or the building in which they are situated, at all times during the term of this Lease, Lessee agrees to furnish Lessor with Lessee's financial statements required for loan application.

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25.            LESSEE'S BANKRUPTCY.  If Lessee suffers the appointment of a receiver to take possession of substantially all of Lessee's assets and such receiver is now removed within thirty (30) days from the date of his appointment or if Lessee makes a general assignment for the benefit of creditors, or if Lessee files a petition in bankruptcy or reorganization or if there is filed against Lessee an involuntary petition in bankruptcy or for reorganization, then in such event Lessor may, at Lessor's option terminate and cancel this Lease together with any right or rights whatsoever which Lessee may have hereunder.

26.            LESSEE'S BREACH.  If Lessee fails to pay rent when the same becomes due, time being expressly declared to be of the essence of this Lease, or if Lessee fails to perform any other covenant, condition or obligation required of Lessee, or if Lessee abandons said Premises (abandonment being defined herein as Lessee's failure to have any employee in said Premises, or Lessee's failure to use said Premises for five (5) consecutive days provided in either event Lessee is at the same time in default in the payment of rent), Lessor, in addition to any other legal remedies Lessor may have, shall have the option to do any one or all of the following to the extent that they are not inconsistent:

26.1            Immediately re-enter and remove all persons and property from said Premises, storing said property in a public warehouse or elsewhere at Lessee's expense without liability on the part of Lessor.

26.2            Collect by suit or otherwise each installment of rent or other sum as it becomes due or enforce by writ or otherwise any covenant or condition or term of this Lease required to be performed by Lessee.

26.3            Terminate this Lease in which event Lessee agrees to immediately surrender possession of said Premises and to pay Lessor all damages Lessor may incur by reason of Lessee's default including the cost of recovering possession of said Premises and including the worth at the time of such termination of the excess if any of the amount of rent and charges equivalent to the rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of said Premises for the remainder of said term, and Lessor shall have all of the rights and remedies provided by California Civil Code Section 1951.2, including, but not limited to, the right to terminate Lessee's right to possession and to recover the worth at the time of award of the amount by which the unpaid rent, additional rent, and other charges for the balance of the term after the time of award exceeded the amount of rental loss for the same period that Lessee proves could be reasonably avoided, as computed pursuant to subsection (b) of section 1951.2.

26.4            Should Lessor elect to re-enter as herein provided, or should Lessor take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor may either terminate this Lease or may from time to time, without terminating

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this Lease, re-let said Premises, or any part thereof for the account of Lessee either in Lessor's name or otherwise, upon such terms and conditions and for such period (whether longer than the balance of the term hereof of not) as Lessor may deem advisable, either with or without any equipment or fixtures that may be situated thereon or therein, in which event the rents received on any such re-letting during the balance of the term of this Lease or any part thereof shall be applied first to the expenses of re-letting and collection, including necessary renovation and alteration of the Premises and a reasonable attorneys' fee and any real estate commission actually paid and, thereafter, toward payment of all sums due or to become due to Lessor hereunder, and if a sufficient sum shall not be thus realized to pay such rent and other charges, Lessee shall pay to Lessor monthly any deficiency and Lessor may sue therefor as each monthly deficiency shall arise; such monthly deficiencies shall be paid punctually when due, as herein provided, notwithstanding the fact that Lessor may have received rental in excess of the monthly rental herein stipulated in previous months and notwithstanding the fact that Lessor may thereafter receive monthly rental in excess of the monthly payments herein specified during subsequent months.  No re-entry or taking possession of said Premises shall terminate this Lease unless written notice of such intention is given to Lessee.  Unpaid installments of rent or other sums shall bear interest at the highest legal rate from the date due.

26.5            Lessor has all of the remedies described in California Civil Code Section 1951.4 (providing that Lessor may continue the Lease in effect after the Lessee's breach and abandonment and recover rent as it becomes due, if Lessee has the right to sublet or assign the Lease, subject to reasonable limitations).

27.            LESSOR'S LIEN.  If Lessee is in default under any covenant, term or condition of this Lease or has abandoned said Lease, including paragraphs 25 and 26 above, Lessee hereby grants to Lessor a lien upon any personal property or trade fixtures of Lessee in said Premises which lien Lessor may satisfy by selling said personal property and trade fixtures at public or private sale without notice to Lessee and from the proceeds of said sale satisfy first any costs of storage, removal and sale and any other debts due from Lessee to Lessor and secondly satisfy the total amount of unpaid rent due and hold any balances for the account of Lessee.  This lien shall accrue to Lessor's benefit whenever Lessee is in default and when Lessor exercises any right which Lessor may have at law or remedy which Lessor may have, including paragraphs 25 and 26 above.

28.            PARTIAL AND TOTAL DESTRUCTION.

28.1            Destruction Arising from Risk Covered by Insurance.  If a partial destruction of said Premises or the building containing the same occurs during said term, arising out of risks covered by fire and extended coverage insurance or if said partial destruction damages exterior walls, roof or cement embedded non-accessible plumbing, which requires repairs to either said Premises or said building, Lessor shall forthwith make such repairs required provided such repairs can be made within 180 days under the

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laws and regulations of authorized public authorities, but such partial destruction (including any destruction necessary in order to make repairs required by any such destruction) shall in no way void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in said Premises provided that in making such repairs, Lessor shall be obligated to replace only such glazing as shall be damaged by fire and other damaged glazing shall be replaced by Lessee.  If such repairs cannot be made within 180 days, Lessor may, at Lessor's option, make the same within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately abated, as in this paragraph provided; or if Lessor does not elect to make such repairs which cannot be made within 180 days, or such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of either party.  In respect to any partial destruction, including any destruction necessary in order to make repairs required by any such destruction, which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provisions of §§ 1932(2) and 1933(4) of the California Civil Code are waived by Lessee.  If said destruction or damage is sustained and occurs during the last six months of the term of this Lease, Lessor, at Lessor's option, may terminate and cancel this Lease.  A total destruction of said Premises (including any total destruction required by any authorized public authority) shall terminate this Lease.

28.2            Damage Arising from Risk Not Covered by Insurance.  If during the term the Premises or the building and other improvements in which the Premises are located are totally or partially destroyed from a risk not covered by fire or extended coverage insurance, rendering the Premises totally or partially inaccessible or unusable, Lessor may restore the Premises or the building and other improvements in which the Premises are located to substantially the same condition as they were in immediately before destruction.  At the election of Lessor, such destruction may terminate this Lease.  If Lessor elects to restore the Premises or the building, and if damage to Lessee's property is extensive and not covered by insurance required to be carried by Lessee under this Lease, and it causes Lessee extreme financial distress, then Lessee may terminate this Lease by written notice to Lessor.  If the existing laws do not permit the restoration, either party can terminate this Lease immediately by giving notice to the other party.  If the cost of restoration exceeds ten (10) percent of the then replacement value of the Premises or the building and other improvements in which the Premises are located that are destroyed, Lessor can elect to terminate this Lease by giving notice to Lessee within thirty (30) days after determining the restoration cost and replacement value.

28.3            Lessee's Responsibility. Paragraph 16 of this Lease notwithstanding, if Lessor is required or elects to restore the Premises as provided in paragraphs 28.1 and 28.2, Lessor shall not be required to restore alterations made by Lessee, Lessee's improvements, Lessee's trade fixtures and Lessee's personal property, such excluded items being the sole responsibility of Lessee to restore.

28.4            Wavier of Subrogation.  The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the

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Premises and the building and other improvements in which the Premises are located, and to the fixtures, personal property, Lessee's improvements and alterations of either Lessor or Lessee in or about the Premises and the building and other improvements in which the Premises are located that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

28.4.1  Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.  Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.  If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact.  The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost.  If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

29.            CANCELLATION OF INSURANCE; INCREASE IN INSURANCE RATES.  Lessee shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises

29.1            If the rate of any insurance carried by Lessor is increased as a result of Lessee's use, Lessee shall pay to Lessor within ten days before the date Lessor is obligated to pay a premium on the insurance, or within ten days after Lessor delivers to Lessee a certified statement from Lessor's insurance carrier stating that the rate increase was caused solely by an activity of Lessee on the Premises as permitted in this Lease, whichever date is later, a sum equal to the difference between the original premium and the increased premium.

30.            SURRENDER.  The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

31.            ATTORNEYS' FEES.  If either party to this Lease brings an action to enforce the terms hereof or declare rights hereunder the prevailing party in such action shall be entitled to reasonable attorneys' fees as fixed by the Court incurred in the trial or appeal of such matter.

32.            NOTICE TO LESSEE.  All notices to be given to Lessee including any notice referred to in §1162 of the California Code of Civil Procedure may be given in writing and served personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at said Premises, whether or not Lessee has departed from, abandoned or vacated said Premises.

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33.            NOTICE TO LESSOR.  All notices to be given to Lessor shall be deemed given if and when mailed by certified or registered mail, postage prepaid, addressed to Lessor at the following address:  2 Magnolia Ave., San Anselmo CA  94960.

34.            WAIVER.  The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of any term, covenant or conditions hereof.

35.            HOLDING OVER.  If Lessee holds over after the termination of this Lease, Lessee shall become a tenant from month to month only upon each and all of the terms herein provided as may be applicable to such month-to-month tenancy and any such holding over shall not constitute an extension of this Lease.  During such holding over, Lessee shall pay rent at a monthly rate equal to the monthly rent being paid during the last year of this Lease.

36.            LATE CHARGES.  Lessee acknowledges that late payment by Lessee to Lessor of rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix.  Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises.  Therefore, if any installment of rent due from Lessee is not received by Lessor (or postmarked) within five (5) days of its due date, Lessee shall pay to Lessor an additional sum of ten percent (10%) of the overdue rent as a late charge.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee.  Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, or prevent Lessor from exercising any of the other rights and remedies available to Lessor.

37.            INTEGRATED AGREEMENT; MODIFICATION.  This Lease contains all agreements of the parties; there are no oral agreements and this Lease cannot be amended or modified except by a written agreement.

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38.            HAZARDOUS MATERIALS.  Lessor and Lessee agree as follows with respect to the existence or "use" of "hazardous materials" (as hereinafter defined) on the Premises:

38.1            Lessee, at Lessee's sole cost, shall comply with all laws, regulations and requirements relating to the storage, use, handling, treatment or disposal of hazardous materials.

38.2            Lessee agrees that Lessee will not allow any hazardous materials to be placed or accumulate on the leased property by either Lessee, its agents, employees or invitees.

38.3            Lessee agrees that Lessee will be responsible for any hazardous materials placed on the property (starting from the time Lessee first occupies the property as Lessee) by Lessee, Lessee's agents, employees, contractors, licensees or invitees or if any materials are placed on the Premises, Lessee shall take such action as may be necessary to clean up such contamination.

38.4            As used herein the term "hazardous materials" means any hazardous or toxic substance, material or waste the storage, use or disposition of which is or becomes regulated by any local or regional governmental authority, the State of California, or the United States Government.

39.        OPTION TO RENEW.  Lessee is given the option to extend the term of this Lease for one (1) additional three (3) year period following the expiration of the initial term, provided Lessee has not been late in payment of monthly rent (resulting in the service of a three-day notice) more than five (5) times during the initial term or the first extended term of this Lease. The option to renew is conditioned by giving notice of exercise of the option ("Option Notice") to Lessor at least (9) nine months  but not more than twelve (12) months before the expiration of the initial term or any extended term, provided that, if Lessee is in default on the date of giving the Option Notice, the Option Notice shall be ineffective, or if Lessee is in default on the date the extended term is to commence, the extended term shall not commence and this Lease shall expire at the end of the initial term or first extended term. If notification of Lessee's intention to exercise said option is not so given and received, this option shall automatically expire.   The monthly rent for the extended term shall be payable as follows:

39.1      Within thirty (30) days after Lessee exercises the option to renew this lease, and prior to the commencement of the extended term, the parties shall meet and determine whether or not they can agree upon the new monthly rent based on the fair market rental value for the premises at the time extended term is to commence. In the event the parties cannot agree on the new monthly rent, the monthly rent for the extended period shall be the prevailing fair market rental value for the San Anselmo Avenue area, as determined by appraisal described as follows. However, in no event shall the monthly rent for the extended term be less than the monthly rent paid during the last year of the initial term.

39.2      Within ten (10) days after the determination by the parties that they cannot agree upon a mutual agreeable fair market rental value, each party shall select a licensed real estate broker familiar with the San Anselmo Avenue area and commercial rents in said area. The two (2) brokers shall then meet within twenty (20) days thereafter in order to determine the prevailing fair market rental for the San Anselmo Avenue area. In the event the two (2) selected real estate brokers cannot mutually agree upon the prevailing fair market rental value for the San Anselmo Avenue area, they shall then select a third broker, and the majority of appraisals of value and the average of the three appraisals of value by the three brokers shall then establish and constitute the prevailing fair market rental. Provided, however, should the appraisal of any one of the brokers selected by the parties differ by more than ten percent (10%) from the appraisal of the third (3rd) broker, such appraisal shall be excluded from consideration and the average of the two remaining appraisals shall constitute the prevailing fair market rental. "Appraisal" or "Opinion" are used in this subparagraph shall be calculated on the basis of price per square foot, modified gross. Each party should bear the cost of the broker which he/she retains pursuant to this paragraph and one-half (1/2) of the cost of the third broker. The fair market rental value, as determined by said brokers, shall be the monthly rental payable commencing the first year of the extended term. Notwithstanding the foregoing, the monthly rent as determined by said brokers shall not be less than the monthly rent paid during the last year of the initial term.

39.3  The monthly rental payable during the ensuing years of the extended term, i.e., years two (2) through five (5) shall be adjusted pursuant to the change and the consumer price index as set forth in paragraph 5.2.

40.           CONFIDENTIALITY.  The terms and conditions of this Lease and the negotiations shall remain confidential between the parties.

41.      PROVISIONS ARE COVENANTS AND CONDITIONS.  All provisions whether covenants or conditions on the part of Lessee shall be deemed to be both covenants and conditions.

42.      SIGNS.  Lessee shall be permitted to place a sign on the front and/or side of the building, provided Lessee first receives Lessor's consent and Lessee complies with all local statutes, ordinances, and regulations.

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43.           FLOODING:    It is acknowledged by the Lessee that the Premises experienced flooding in the winter of 1982 and 2005.

44.      PREMISES:  It is understood and agreed upon between Lessor and Lessee that the final square footage of the Premises and the common area shall be arrived at by Lessor's architect.

45.      POSSESSION:  If the Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to the Tenant at the commencement of the term hereof, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above term be in any way extended, but in that event, all rent shall be abated during the period between the commencement of said term and the time when Landlord delivers possession.

In the event that Landlord shall permit Tenant to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all the provisions of this Lease.  Said early possession shall not advance the termination date hereinabove provided.

46.   OBSTRUCTIONS:   Lessee shall not obstruct the sidewalks and paved areas adjacent to the demised premises or any portion of the property on which the demised premises are situated, excepting those areas assigned for the Lessee's loading or storage.

47.   AGREEMENT WITH THE CITY OF SAN ANSELMO:   Lessee takes possession subject to the provision of that certain Contract of Indemnification (January 9, 1973) with the City of San Anselmo, copy of which is attached hereto, recorded in Marin County in Book 2660 at page 286. This applies only to leases in the 540 San Anselmo Ave. building.

48. SUCCESSORS:    All the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto, provided that nothing in this paragraph shall be deemed to permit any assignment, subletting, occupancy or use contrary to the provisions of paragraph 23.

49. Lessor shall negotiate a mutual agreement with Cora Nelson for dual use of the Premises. That agreement shall describe but not be limited to the space to be used, time of use, cost, and manner in which the space can be used.

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IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease the day and year first hereinabove written.

LESSOR:	LESSEE:
Four Kays	Michael Hinshaw

JOHN KAUFMAN
John Kaufman	BY: MICHAEL HINSHAW
__________________________________, Its President

Date: 6/30/14	Date: 6/30/14

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